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CONSENT FORM                                                        CONSENT FORM
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          AMERICA FIRST PREP FUND 2 PENSION SERIES LIMITED PARTNERSHIP

THIS CONSENT is solicited by the General Partner of Pension Fund in connection with an action by written consent to be taken on or about April 9, 1998 to approve the proposed merger (the "Merger") of AF Merger, L.P., a Delaware limited partnership subsidiary of America First Mortgage Investments, Inc. (the
"Company"), with and into Pension Fund, which will survive and become a subsidiary of the Company, in accordance with the terms of the Agreement and Plan of Merger, dated as of July 19, 1997 (the "Merger Agreement"), and as more fully described in the Consent Solicitation Statement/Prospectus, dated February
17, 1998, accompanying this Consent Form. The consummation of the Merger and such related transactions will result in, among other things, the exchange of the Units in Pension Fund for Common Stock of the Company, except for those Unitholders in Pension Fund returning a valid Retention Option Form. YOUR VOTE
WILL BE RECORDED IN ACCORDANCE WITH THE INSTRUCTIONS BELOW. IF NO INSTRUCTIONS
ARE INDICATED ON THIS CONSENT FORM, BY YOUR SIGNATURE BELOW YOU WILL BE DEEMED
TO HAVE CONSENTED TO THE MERGER AND RELATED ACTIONS AS SET FORTH HEREIN AND IN
THE CONSENT SOLICITATION STATEMENT/PROSPECTUS WITH RESPECT TO ALL UNITS IN
PENSION FUND HELD BY YOU. ABSTAINING OR FAILING TO SIGN AND RETURN THE CONSENT
FORM WILL HAVE THE EFFECT OF VOTING AGAINST THE MERGER AND RELATED ACTIONS, SO
THE GENERAL PARTNER URGES YOU TO COMPLETE AND RETURN THIS FORM AS DESCRIBED
BELOW. Capitalized terms used but not defined herein have the meanings described in the Consent Solicitation Statement/Prospectus. For additional information regarding this consent see the Consent Solicitation Statement/Prospectus under the heading "THE CONSENT SOLICITATION."

THE GENERAL PARTNER AND THE SPECIAL COMMITTEE RECOMMEND VOTING FOR THE MERGER.

This consent is to (i) approve the Merger in accordance with the terms of the Merger Agreement; (ii) approve the entering into and execution of the Merger
Agreement by the General Partner on behalf of Pension Fund; and (iii) to authorize the taking of any action by the General Partner necessary or advisable in the opinion of such General Partner to consummate the Merger, including all transactions set forth in the Consent Solicitation Statement/ Prospectus. You may vote on the actions described above by marking one of the following boxes:

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
           / / FOR                        / / AGAINST                    / / ABSTAIN

The undersigned acknowledges receipt of the Consent Solicitation Statement/Prospectus pertaining to the Merger and affirms that he/she has read such Consent Solicitation Statement/Prospectus in its entirety. Please sign this Consent Form in the space provided below. Execution by Unitholders who are not individuals must be made by an authorized signatory.
                                          Dated: ______________________________,
                                               1998
                                               ---------------------------------
                                               Name of Unitholder
                                               ---------------------------------
                                               Signature
                                               Title:
                                               ---------------------------------
                                               Signature if held jointly

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS. WHEN UNITS ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATION NAME, BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN A PARTNERSHIP NAME BY AUTHORIZED PERSON.

TO BE VALID THIS CONSENT FORM MUST BE RECEIVED BY APRIL 9, 1998. Please complete, sign, date and return this Consent Form using the enclosed postage-prepaid envelope or deliver to: Kissel-Blake Inc., 11th Floor, 110 Wall Street, New York, New York 10005, Attention: Tracy Isola. Facsimile copies of this Consent Form, properly completed and duly executed, will be accepted by Kissel-Blake Inc. at (212) 509-7391. If you have any questions, please call our Investor Services Department at 1-800-239-8787.